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EXHIBIT 10.1

                            ASSET PURCHASE AGREEMENT

         THIS AGREEMENT is made effective on the 27th day of April, 2004.

BETWEEN:

         NOVA ELECTRIC SYSTEMS INC. a Nevada corporation, with an address at 201 Lomas Santa Fe, Suite 340, Solana Beach, California, 92075;

         (the "Vendor")

AND:

         ARMOR ENTERPRISES, INC., a Nevada corporation, with an address at 11789, 79A Avenue, Delta, BC, V4C 1V7;

         (the "Purchaser")

BACKGROUND

A. The Vendor carries on the business of developing and marketing electronic propulsion and battery power systems for electric powered vehicles.

B. The Vendor has agreed to sell, and the purchaser has agreed to purchase, subject to certain exceptions listed in this Agreement, all the property, assets and undertaking of the Vendor's Business, as a going concern, on the terms and subject to the conditions provided in this Agreement.

         THIS AGREEMENT WITNESSES that in consideration of the premises and the covenants, agreements, representations, warranties and payments contained in this Agreement, the parties agree as follows:

1. PURCHASE AND SALE OF ASSETS

1.1      Description of Assets

Upon the terms and subject to the conditions of this Agreement, the Vendor agrees to sell, assign and transfer to the Purchaser, and the Purchaser agrees to purchase from the Vendor, as a going concern at closing, the undertaking and all the property and assets of the Vendor's Business of every kind and description wherever situate (except as provided in section 1.2), including, without limiting the foregoing:

         (a) the fee simple lands ("the Lands") described in the Schedule of Lands;

         (b) the buildings and improvements (the "Buildings and Improvements") described in the Schedule of Buildings;

         (c) the leasehold property, interests in the leasehold property and the improvements, appurtenances and fixtures on the leasehold property (the "Leasehold Property") described in the Schedule of Leasehold Property;



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                                       2

         (d) the machinery, equipment, trucks, cars and other vehicles (the "Machinery, Equipment and Vehicles") described in the Schedule of Machinery, Equipment and Vehicles;

         (e)      all inventories (the "Inventories");

         (f) the accounts receivable, trade accounts noted receivable and other debts owing to the Vendor, and the full benefit of all securities for cash accounts, notes or debts (the "Receivables");

         (g) the benefit of all unfilled orders received by the Vendor in connection with the Vendor's Business, and all other contracts, engagements or commitments, whether written or oral, to which the Vendor is entitled in connection with the Vendor's Business, and in particular all right, title and interest of the Vendor in, to and under the material agreements and contracts (the "Material Contracts") described in the Schedule of Material Contracts;

         (h) all right and interest of the Vendor to all registered and unregistered trademarks, trade or brand names, copyrights, designs, restrictive covenants and other industrial or intellectual property used in connection with the Vendor's Business (the "Intangible Property"), including the Intangible Property described in the Schedule of Intangible Property;

         (i)      the prepaid expenses (the "Prepaid Expenses");

         (j) the goodwill of the Vendor's Business and the right of the Purchaser to represent itself as carrying on the Vendor's Business in continuation of and in succession to the Vendor (the "Goodwill");

all of which are collectively called the "Assets".

1.2 Exclusions

Cash on hand or on deposit shall be specifically excluded from the purchase and sale in this Agreement, and from the Assets.

2. PURCHASE PRICE AND ALLOCATION

The purchase price payable by the Purchaser to the Vendor for the Assets shall be 21,000,000 Common Shares in the capital stock of the Purchaser, subject to Rule 144 of the Securities Act of 1933, at a deemed value of $0.02 per share for an aggregate deemed value of $420,000, and the net book value of the Receivables, Inventories and Prepaids as determined under section 6.1 and shall be allocated as follows:

         (a)      to the Lands, $0;

         (b)      to the Buildings and Improvements, $0;

         (c) to the Leasehold Property and the Machinery, Equipment and Vehicles, $0;

         (d) to the Inventories, the Receivables and the Prepaids, their net book value as at closing determined in accordance with section 6.1, $0;

         (e)      to the Intangible Property and the Material Contracts,
                  $420,000;

         (f) to the Goodwill and any other of the Assets purchased under this Agreement, $0;.



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                                       3

3. PAYMENT OF THE PURCHASE PRICE

The purchase price shall be paid and satisfied as follows:

         (a) as to an amount equal to the Assumed Indebtedness, by the assumption and payment of such Assumed Indebtedness;

         (b) as to the balance of the purchase price, by issuing a share certificate to or to the order of the Vendor and delivered at closing.

4. ASSUMPTION OF LIABILITIES

4.1 Assumed Indebtedness

On and after closing the Purchaser will not assume any indebtedness.

4.2 Other Obligations

On and after closing the Purchaser will assume, perform and discharge all obligations arising under the Material Contracts and all other contracts, commitments or engagements which are entered into by the Vendor between the date of this Agreement and closing in the ordinary course of the Vendor's Business and which are not prohibited by this Agreement or are consented to in writing by the Purchaser, and the Purchaser will indemnify and save the Vendor harmless from all claims, demands, suits and action under the Material contracts in respect of events after closing.

4.3 Release of Vendor

At or before closing the Purchaser shall execute and deliver all such covenants and assurances with respect to the Assumed Indebtedness and with respect to the obligations assumed under section 4.2 as may reasonably be required as a condition to the release of the Vendor from any liability in respect of the Assumed Indebtedness.

5. REPRESENTATIONS AND WARRANTIES OF THE VENDOR

The Vendor represents and warrants to the Purchaser as follows, with the intent that the Purchaser shall rely on the representations and warranties in entering into this Agreement, and in concluding the purchase and sale contemplated by this Agreement.

5.1 Capacity to Sell

The Vendor is a Nevada corporation, and has the power and capacity to own and dispose of the Assets and to carry on the Vendor's business as now being conducted by it, and to enter into this Agreement and carry out its terms to the full extent.

5.2 Authority to Sell

The execution and delivery of this Agreement and the completion of the transaction contemplated by this Agreement have been duly and validly authorized by all necessary action on the part of the Vendor, and this Agreement constitutes a legal, valid and binding obligation of the Vendor enforceable against the Vendor in accordance with its terms except as may be limited by laws of general application affecting the rights of creditors.


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5.3 Sale Will Not Cause Default

Neither the execution and delivery of this Agreement, nor the completion of the purchase and sale contemplated by this Agreement will:

         (a) violate any of the terms and provisions of any order, decree, statute, bylaw, regulation, covenant, restriction applicable to the Vendor or any of the Assets;

         (b) give any person the right to terminate, cancel or remove any of the Assets, save to the extent that the consent of the third parties is required to assign the Leasehold Property and the Material contracts; or

         (c) result in any fees, duties, taxes, assessments or other amounts relating to any of the Assets becoming due or payable by the Purchaser in connection with the purchase and sale.

5.4 Assets

The Vendor owns and possesses and has a good marketable title to the Assets free and clear of all mortgages, liens, charges, pledges, security interest, encumbrances or other claims except as described in the Schedule of Material Contracts.

5.5 Books and Records

The books and records of the Vendor fairly and correctly set out and disclose in all material respects, in accordance with generally accepted accounting principles, the financial position of the Vendor and all material financial transactions of the Vendor relating to the Business have been accurately recorded in those books and records.

5.6 Material Change

Since the date of the balance sheet included in the Statements there has not been:

         (a) any material change in the financial condition of the Vendor's Business, its liabilities or the Assets other than changes in the ordinary course of business, none of which has been materially adverse;

         (b) any damage, destruction, loss or other event (whether or not covered by insurance) materially and adversely affecting the Assets or the Vendor's Business;

         (c) any material increase in the compensation payable or to become payable by the Vendor to any of its officers, employees or agents or any bonus, payment or arrangement made to or with any of them except increases agreed to in writing by the Purchaser.

5.7 Litigation

There is no litigation or administrative or governmental proceeding or inquiry pending, or to the knowledge of the Vendor, threatened against or relating to the Vendor, the Vendor's Business, or any of the Assets, nor does the Vendor know of or have reasonable grounds that there is any basis for any such action, proceeding or inquiry.



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5.8 Conformity With Laws

All governmental licences and permits required for the conduct in the ordinary course of the operations of the Vendor's Business and the uses to which the Assets have been put, have been obtained and are in good standing and such conduct and uses are not in breach of any statute, bylaw, regulation, covenant, restriction, plan or permit, including those regulating the discharge of materials into the environment and the storage, treatment and disposal of waste or otherwise relating to the protection of the environment and the health and safety of persons. For greater certainty, the Assets have not been used in a manner which does or will give rise to any obligation of restoration or removal or any liability for the costs of restoration or removal or for the payment of damages to any third party. Except as disclosed in the Schedule of Environmental Matters, there are no underground storage tanks on the Lands or Leasehold Property nor are there located on them any toxic chemicals, hazardous materials, waste or noxious or dangerous substances which are designated toxic or hazardous substances in applicable federal, provincial or municipal laws, bylaws and regulations relating to environmental matters, including asbestos, polychlorinated biphenyls (PCBs), urea formaldehyde, radon gas or radioactive decay products of radon, whether or not they are so designated.

5.9 Forward Commitments

All outstanding forward commitments by or on behalf of the Vendor for the purchase or sale of the Inventories have been made in accordance with established price lists of the Vendor or its suppliers, or if otherwise, then in accordance with the Vendor's normal business custom in varying those established price lists.

5.10 Terms of Employment

The Vendor is not a party to any collective agreement relating to the Vendor's Business with any labour union or other association of employees, and no part of the Vendor's Business has been certified as a unit appropriate for collective bargaining. The Vendor's Business has employees and group employee termination legislation would not apply to a termination of all employees at one time. Additionally, every employee may be dismissed on one year's notice or less, without further liability.

5.11 Material Contracts

The Schedule of Material Contracts contains a true and correct listing of each written or oral contract of the following types to be acquired or assumed by the
Purchaser:

         (a) contracts or commitments out of the ordinary course of business;

         (b) contracts or commitments involving an obligation to pay in the aggregate $1,000 or more or of a duration greater than one year;

         (c) contracts or commitments affecting ownership of, or title to, or any interest in real estate or in personal property;

         (d)      contracts or commitments in respect of the Intangible
                  Property;

         (e) except as required by statute or regulation, contracts or commitments in respect of bonuses, incentive compensation, pensions, group insurance or employee welfare plans, all of which are fully funded as determined by an independent and reputable firm of actuaries employed by the Vendor;

         (f) employment contracts or commitments other than unwritten employment contracts of indefinite duration entered into in the ordinary course of the Vendor's Business.


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5.12 No Defaults

Except as otherwise expressly disclosed in this Agreement or in any Schedule to this Agreement there has not been any default in any obligation to be performed under any Material Contract, each of which is in good standing and in full force and effect, unamended, except as set forth in the Schedule of material Contracts.

5.13 Accuracy of Representations

No certificate furnished by or on behalf of the Vendor to the Purchaser at closing in respect of the representations, warranties or covenants of the Vendor will contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained in the certificate not misleading.

6. COVENANTS OF THE VENDOR

6.1 Determination of Net Book Values

The Vendor shall cause its auditors, certified public accountants, to determine as of the day immediately preceding closing, the net book value of the Receivables, Inventories and Prepaids in accordance with the accounting principles set forth in the schedule of Accounts Principles, and furnish to each of the Vendor and Purchaser a certificate of such determination in the form described in that Schedule.

6.2 Conduct of Business

Until closing, the Vendor shall conduct the Vendor's Business diligently and only in the ordinary course and will use its best efforts to preserve the Assets intact, to keep available to the Purchaser its present employees and to preserve for the Purchaser its relationship with its suppliers, customers and others having business relations with it.

6.3 Change of Name

The Buyer shall, within 30 days after closing, change its name to Armor Electric Corp., or another name agreed upon with the Vendor.

6.4 Access by Purchaser

The Vendor will give to the Purchaser and Purchaser's counsel, accountants and other representatives full access, during normal business hours throughout the period prior to closing, to all of the properties, books, contracts, commitments and records of the Vendor relating to the Vendor's Business and the Assets, and will furnish to the Purchaser during that period all such information as the Purchaser may reasonably request.

6.5 Insurance

From the date of this Agreement until closing the Vendor will maintain in full force and effect the policies of insurance more particularly described in the Schedule of Insurance to this Agreement in respect of the Assets and shall forthwith cause the Purchaser to be added as a named insured under all such policies and to remain as a named insured until closing.


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6.6 Procure Consents

The Vendor shall diligently take all reasonable steps required to obtain, before closing, all consents to the assignments of the Leasehold Properties, the Material Contracts, and any other of the Assets for which a consent is required.

6.7 Covenant of Indemnity

The Vendor will indemnify and hold harmless the Purchaser from and against:

         (a) any and all liabilities, whether accrued, absolute, contingent or otherwise, existing at closing and which are not agreed to be assumed by the Purchaser under this Agreement;

         (b) any and all damage or deficiencies resulting from any misrepresentation, breach of warranty or non-fulfillment of any covenant on the part of the Vendor under this Agreement or from any misrepresentation in or omission from any certificate or other instrument furnished or to be furnished to the Purchaser under this Agreement; and

         (c) any and all actions, suits, proceedings, demands, assessments, judgments, costs and legal and other expenses incident to any of the foregoing.

6.8 Termination of Employees

At closing the Vendor will terminate the employment of all employees to whom the Purchaser has made an offer of employment under section 8.1 and will indemnify and save harmless the Purchaser from and against all claims by any employee of the Vendor for wages, salaries, bonuses, pension or other benefits, severance pay, notice or pay in lieu of notice and holiday pay in respect of any period before closing.

7. REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

The Purchaser represents and warrants to the Vendor as follows; with the intent that the Vendor shall rely on these representations and warranties in entering into this Agreement, and in concluding the purchase and sale contemplated by this Agreement.

7.1 Status of Purchaser

The Purchaser is a corporation duly incorporated, validly existing and in good standing under the laws of Florida, has the power and capacity to enter into this Agreement and carry out its terms.

7.2 Authority to Purchase

The execution and delivery of this Agreement and the completion of the transaction contemplated by this Agreement has been duly and validly authorized by all necessary corporate action on the part of the Purchaser, and this Agreement constitutes a legal, valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms except as limited by laws of general application affecting the rights of creditors.



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8. COVENANTS OF THE PURCHASER

8.1 Offer Employment

The Purchaser covenants with the Vendor to offer employment at closing on terms and conditions then in effect to all employees of the Vendor then employed in connection with the Vendor's Business.

8.2 Social Services Tax, Goods and Services Tax and Income Tax Act

The Purchaser shall be liable for and shall pay all provincial sales taxes and registration charges and transfer fees properly payable upon and in connection with the sale and transfer of the assets by the Vendor to the Purchaser.

9. SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS

9.1 Vendor's Representations, Warranties and Covenants

All Statements contained in any certificate or other instrument delivered by or on behalf of the Vendor under this Agreement or in connection with the transaction contemplated by this Agreement shall be deemed to be representations and warranties by the Vendor. All representations, warranties, covenants and agreements made by the Vendor in this Agreement or under this Agreement shall, unless otherwise expressly stated, survive closing and any investigation at any time made by or on behalf of the Purchaser subject to section 9.2 shall continue in full force and effect for the benefit of the Purchaser.

9.2 Limitation on Vendor's Indemnity

No claim by the Purchaser under the covenant of indemnity contained in section
6.7 or for damages or other relief in respect of breach of warranty or breach of covenant by the Vendor under this Agreement will be valid unless:

         (a) written notice of the claim is given by the Purchaser to the Vendor before the expiration of 30 months after closing; and

         (b)      the aggregate amount of all such claims exceeds $100,000.

9.3 Purchaser's Representations, Warranties and Covenants

All representation, warranties, covenants and agreements made by the purchaser in this Agreement or under this Agreement shall, unless otherwise expressly stated, survive closing and any investigation at any time made by or on behalf of the Purchaser and shall continue in full force and effect for the benefit of the Vendor.

10. CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE PURCHASER

All obligations of the Purchaser under this Agreement are subject to the fulfillment at or before closing of the following conditions:

10.1 Vendor's Representations and Warranties

The Vendor's representations and warranties contained in this Agreement and in any certificate or document delivered under this Agreement or in connection with the transactions contemplated by this Agreement shall be true at and as of closing as if such representations and warranties were made at and as of such time.


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10.2 Vendor's Covenants

The Vendor shall have performed and complied with all agreements, covenants and conditions required by this Agreement to be performed or complied with by it before or at closing.

10.3 Consents

The Purchaser shall have received duly executed copies of the consents or approvals referred to in section 6.6.

The foregoing conditions are for the exclusive benefit of the Purchaser and any such condition may be waived in whole or in part by the Purchaser at or before closing by delivering to the Vendor a written waiver to that effect signed by the Purchaser.

11. CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE VENDOR

All objections of the Vendor under this Agreement are subject to the fulfillment, before or at closing, of the following conditions:

11.1 Purchaser's Representations and Warranties

The Purchaser's representations and warranties contained in this Agreement shall be true at and as of closing as though such representations and warranties were made as of such time.

11.2 Purchaser's Covenants

The Purchaser shall have performed and complied with all covenants, agreements and conditions required by this Agreement to be performed or complied with by it at or before closing.

11.3 Consents of Third Parties

All consents or approvals required to be obtained by the Vendor for the purpose of selling, assigning or transferring the Assets have been obtained, provided that this condition may only be relied upon by the Vendor if the Vendor has diligently exercised its best efforts to procure all such consents or approvals and the Purchaser has not waived the need for all such consents or approvals.

Each of the foregoing conditions is for the exclusive benefit of the Vendor and any such condition may be waived in whole or part by the Vendor at or before closing by delivering to the Purchaser a written waiver to that effect signed by the Vendor.

12. CLOSING

12.1 Time of Closing

Subject to the terms and conditions of this Agreement, the purchase and sale of the Assets shall be completed at a closing to be held at 11:00 a.m., local time in Vancouver, on April 27th, 2004, or at such other time and date agreed upon in writing between the parties (the "Time of Closing").


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12.2 Place of Closing

The closing shall take place at the offices of the Purchaser's solicitors, 702-777 Hornby Street, Vancouver, British Columbia.

12.3 Documents to be Delivered by the Vendor

At the closing the Vendor shall deliver or cause to be delivered to the
Purchaser:

         (a) all deeds of conveyance, bills of sale, transfer and assignments in form and content satisfactory to the Purchaser's counsel, appropriate to effectively vest a good and marketable title to the Assets in the Purchaser to the extent contemplated by this Agreement, and immediately registrable in all places where registration of such instruments is required;

         (b) all consents or approvals required to be obtained by the Vendor for the purpose of validly assigning the Leasehold Property and the Material contracts;

         (c)      possession of the Assets;

         (d) duly executed releases of, or evidence to the reasonable satisfaction of the Purchaser as to the discharge of any and all liabilities which the Purchaser has not agreed to assume and which may be enforceable against any of the Assets being purchased under this Agreement;

         (e) certified copies of those resolutions of the shareholders and directors of the Vendor required to be passed to authorize the execution, delivery and implementation of this Agreement and of all documents to be delivered by the Vendor under this Agreement;

         (f)      the certificate of the Vendor's auditors prepared under
                  section 6.1;

         (g)      a statement of the Assumed Liabilities signed by the Vendor;
                  and

         (j) a restrictive covenant agreement in the form attached as Schedule of Restrictive Covenant Agreement.

12.4 Documents to be Delivered by the Purchaser

At the closing the Purchaser shall deliver or cause to be delivered:

         (a) a covenant of the Purchaser in favour of the Vendor agreeing to assume and pay or perform and indemnify the Vendor against the Assumed Liabilities and other obligations agreed to be assumed by the Purchaser under this Agreement in the manner and to the extent provided in this Agreement;

         (b)      a share certificate payable to the Vendor or its nominees.

13. RISK OF LOSS

From the date of this Agreement to closing, the Assets shall be and remain at the risk of the Vendor. If any of the assets are lost, damaged or destroyed before closing, the Purchaser may, in lieu of terminating this Agreement under
Article 10, elect by notice in writing to the Vendor to complete the purchase to the extent possible without reduction of the purchase price, in which event all proceeds of any insurance or compensation in respect of such loss, damage or destruction shall be payable to the Purchaser and all right and claim of the Vendor to any such amounts not paid by closing shall be assigned to the Purchaser.



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14. UNCOLLECTED RECEIVABLES

If any part of the Receivables sold under this Agreement are not collected by the Purchaser in full within 180 days after closing, the Vendor shall pay to the Purchaser an amount equal to the excess of the uncollected amounts over the provision for doubtful accounts reflected in the auditors' determination of the net book value thereof, upon receipt of a reassignment by the Purchaser of the uncollected part of those accounts. Payment on account not appropriated by the Payor will be applied to the oldest account owing by the Payor.

15. FURTHER ASSURANCES

The parties shall execute such further and other documents and do such further and other things as may be necessary to carry out and give effect to the intent of this Agreement.

16. SET-OFF

If under this Agreement or any document delivered under this Agreement the Vendor becomes obligated to pay any sum of money to the Purchaser, then such sum may at the election of the Purchaser, and without limiting or waiving any right or remedy for the Purchaser under this Agreement, be set-off against and shall apply to any sum of money or security owed by the Purchaser to the Vendor until such amount has been completely set-off.

17. NOTICE

All notices required or permitted to be given under this Agreement shall be in writing and personally delivered to the address of the intended recipient set forth on the first page of this Agreement or at such other address as may from time to time be notified by any of the parties in the manner provided in this Agreement.

18. ENTIRE AGREEMENT

This Agreement constitutes the entire agreement between the parties and there are no representations or warranties, express or implied, statutory or otherwise and no collateral agreements other than as expressly set forth or referred to in this Agreement.

19. TIME OF THE ESSENCE

Time shall be the essence of this Agreement.

20. APPLICABLE LAW

This Agreement shall be governed by and interpreted in accordance with the laws of British Columbia.

21. SUCCESSORS AND ASSIGNS

This Agreement shall enure to the benefit of and be binding upon the parties and their respective successors and assigns.


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                                       12


22. HEADINGS

The headings appearing in this Agreement are inserted for convenience of reference only and shall not affect the interpretation of this Agreement.

         IN WITNESS WHEREOF the parties have executed this Agreement as of the day and year first above written.

ARMOR ENTERPRISES, INC.                 NOVA ELECTRIC SYSTEMS INC.
(the "Purchaser")                       (the "Vendor")



/s/ Peter Braun                         Merrill Moses
----------------------------            -----------------------------------
per: Peter Braun                        per:  Merrill Moses
President and Director                  President




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                                       13

                                   SCHEDULE A


                                SCHEDULE OF LANDS


                                      None

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                                       14

                                   SCHEDULE B


                              SCHEDULE OF BUILDINGS


                                      None

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                                       15

                                   SCHEDULE C


                         SCHEDULE OF LEASEHOLD PROPERTY


                                      None

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                                       16

                                   SCHEDULE D


                  SCHEDULE OF MACHINERY, EQUIPMENT AND VEHICLES


                                      None






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                                       17

                                   SCHEDULE E

                         SCHEDULE OF MATERIAL CONTRACTS

1. Agreement dated October 10, 2003 between Nu Age Electric Inc. (Nu Age) and Hero/Majestic Auto Limited (Hero) for the production of Hero mountain bicycles and scooters which Nu Age can adapt to an electric power drive system.

2. Agreement dated October 10, 2003 between Nu Age and Hero to produce electric powered children's toys.

3. Joint Venture Agreement dated October 9, 2003 between Nu Age and Hero to establish a Joint Venture Company, Nu Age Propulsion Systems International, LLC (Nu Age Propulsion) with the purpose of developing and marketing integrated electric propulsion systems for two and three wheeled vehicles (cycles and scooters).

4. Agreement dated April 19, 2004 between Nova Electric Systems (Nova) and Nu Age whereby Nu Age assigned to Nova all its rights relating to the manufacture and sale of electrically powered vehicles pursuant to agreements made between Nu Age and Hero.

5. Agreement dated April 30, 2004 between Nova and Nu Pow'r, LLC (NP) giving NP a non-exclusive licence for the rights required to further develop and implement the Hero Contracts into Nova.





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                                       18

                                   SCHEDULE F


                         SCHEDULE OF INTANGIBLE PROPERTY


                                      None